UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2005

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Almanor Avenue, Sunnyvale, California 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 773-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 21, 2005, the Compensation Committee of the Registrant’s Board of Directors approved the following bonuses for fiscal 2004, for the Chief Executive Officer and the next four most highly compensated executive officers of the Registrant whose compensation earned during fiscal 2004 exceeded $100,000:

Name	Title	Bonus Amount
Craig H. Barratt	President and Chief Executive Officer	$70,000
Richard G. Bahr	Vice President Engineering	$46,852
Jack R. Lazar	Vice President and Chief Financial Officer	$42,500
Paul G. Franklin	Vice President Operations	$39,100
Thomas J. Foster	Vice President Sales	N/A*

*	Mr. Foster is paid commissions based on sales, rather than an annual bonus, as provided in an employment agreement with the Registrant.

Bonuses paid for fiscal 2004 were determined on a case by case basis. The Compensation Committee evaluated each executive officer individually to determine the bonus for the fiscal year, which was based on individual and corporate performance criteria and length of tenure with Atheros, taking into account economic and industry conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2005

ATHEROS COMMUNICATIONS, INC.

By:	/s/ Jack R. Lazar
Name:	Jack R. Lazar
Title:	Vice President and Chief Financial Officer